SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2308816
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 14 East Hushan Road, Taian City, Shandong
People’s Republic of China	271000
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of	If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange	securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction	Act and is effective pursuant to General Instruction
A.(c), check the following box. ☐	A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.0001
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

      A description of the common stock of China Biologic Products, Inc. (“China Biologic” or the “Company”) is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-145877) as originally filed with the Securities and Exchange Commission on September 5, 2007 (the “Registration Statement”), and is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

      The following exhibits are filed as part of this report:

Exhibit No.	Description

3.1	Certificate of Incorporation of China Biologic [incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

3.2	By-laws of China Biologic [incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.1	Specimen Stock Certificate

4.2	Registration Rights Agreement, between China Biologic and certain investors signatory thereto, dated as of July 18, 2006 [incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.3	Form of Stockholder Warrant to purchase Common Stock, dated as of July 19, 2006 [incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.4	Share Escrow Agreement, between China Biologic, Lane, as investor representative, the Escrow Agent, and the selling stockholders signatory thereto, dated as of July 19, 2006 [incorporated by reference to Exhibit 4.5 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.5	Amendment No. 1 to the Share Escrow Agreement, between China Biologic, Lane, as investor representative, the Escrow Agent, and the selling stockholders signatory thereto, dated as of February 16, 2007 [incorporated by reference to Exhibit 4.7 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.6	Amendment No. 2 to Share Escrow Agreement, between China Biologic, Lane, as investor representative, the Escrow Agent, and the selling stockholders signatory thereto, dated as of March 27, 2007 [incorporated by reference to Exhibit 4.8 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.7	Amendment No. 3 to Share Escrow Agreement, between China Biologic, Lane, as investor representative, the Escrow Agent, and the selling stockholders signatory thereto, dated as of April 2, 2007 [incorporated by reference to Exhibit 4.9 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.8	Amendment No. 4 to Share Escrow Agreement, between China Biologic, Lane, as investor representative, the Escrow Agent, and the selling stockholders signatory thereto, dated as of May 9, 2007 [incorporated by reference to Exhibit 4.10 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/ Stanley Wong
Dated: September 12, 2007		Stanley Wong
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of China Biologic [incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

3.2	By-laws of China Biologic [incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.1	Specimen Stock Certificate

4.2	Registration Rights Agreement, between China Biologic and certain investors signatory thereto, dated as of July 18, 2006 [incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.3	Form of Stockholder Warrant to purchase Common Stock, dated as of July 19, 2006 [incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.4	Share Escrow Agreement, between China Biologic, Lane, as investor representative, the Escrow Agent, and the selling stockholders signatory thereto, dated as of July 19, 2006 [incorporated by reference to Exhibit 4.5 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.5	Amendment No. 1 to the Share Escrow Agreement, between China Biologic, Lane, as investor representative, the Escrow Agent, and the selling stockholders signatory thereto, dated as of February 16, 2007 [incorporated by reference to Exhibit 4.7 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.6	Amendment No. 2 to Share Escrow Agreement, between China Biologic, Lane, as investor representative, the Escrow Agent, and the selling stockholders signatory thereto, dated as of March 27, 2007 [incorporated by reference to Exhibit 4.8 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.7	Amendment No. 3 to Share Escrow Agreement, between China Biologic, Lane, as investor representative, the Escrow Agent, and the selling stockholders signatory thereto, dated as of April 2, 2007 [incorporated by reference to Exhibit 4.9 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]

4.8	Amendment No. 4 to Share Escrow Agreement, between China Biologic, Lane, as investor representative, the Escrow Agent, and the selling stockholders signatory thereto, dated as of May 9, 2007 [incorporated by reference to Exhibit 4.10 to the registrant’s Registration Statement on Form SB-2 filed on September 5, 2007]